UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
MOUNTAIN VALLEY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

GEORGIA	02-0714526
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
136 NORTH MAIN STREET
CLEVELAND, GEORGIA 30528
(Address and Zip Code of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:

NONE	NONE

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.            ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
Securities Act registration statement file number to which this form relates: Not Applicable
Securities registered pursuant to Section 12(g) of the Act:
COMMON STOCK, NO PAR VALUE
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
     The description of the Common Stock, no par value, of Mountain Valley Bancshares, Inc. (the “Company”) registered hereby is incorporated herein by reference to “Description of Capital Stock” in the Company’s Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2006 (File No. 333-134006).
ITEM 2. EXHIBITS
1.	Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2, as filed with the Commission on February 19, 2004 — File No. 333-112960).

2.	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2, as filed with the Commission on February 19, 2004 — File No. 333-112960).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MOUNTAIN VALLEY BANCSHARES, INC. (Registrant)

Date: April 29, 2008	By:	/s/ Rachel Marshall

Rachel Marshall Chief Financial Officer